                           LIMITED POWER OF ATTORNEY
                                      FOR
      John Hancock GA Mortgage Trust, John Hancock GA Senior Loan Trust,
              Manulife Private Credit Fund and Manulife GA Trust

                             SECTION 16(a) FILINGS

As an officer, trustee or shareholder of John Hancock GA Mortgage Trust, John Hancock GA Senior Loan Trust, Manulife Private Credit Fund and Manulife GA Trust (the "Trusts"), the undersigned hereby constitutes and appoints with full power of substitution each of Betsy Anne Seel, Christopher Sechler, Daniel Beauregard and David Pemstein, acting singly, the undersigned's true and lawful attorney-in-fact to:

   (1) Prepare and execute for the undersigned, Forms 3, 4, and 5 and amendments thereto regarding shares of the Trusts in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

   (2) File any such Form 3, 4, or 5 or amendments thereto with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

   (3) Take any other action which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing.

The undersigned acknowledges that neither the foregoing attorneys-in-fact nor the Trusts are assuming the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as may be necessary or appropriate.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29/th/ day of January 2026.

                                                  /s/ Heidi Knapp
                                                  ------------------------------
                                                  Heidi Knapp